Exhibit 32.1
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
(18 U.S.C. Section 1350)
The undersigned, the Chief Executive Officer and the Chief Financial Officer of Arbitron Inc. (the “Company”), each hereby certifies that, to his knowledge, on the date hereof:
(a)	the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2010, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William T. Kerr
William T. Kerr
Chief Executive Officer Date: November 3, 2010

/s/ Sean R. Creamer
Sean R. Creamer
Chief Financial Officer Date: November 3, 2010

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